Exhibit 10.33

                            EMPLOYMENT AGREEMENT

                                    with

                              SHIMON ECKHOUSE


            AGREEMENT entered into as of October 1, 1996, between Shimon Eckhouse residing at 27 Esther Rabin Street, Haifa, Israel ("Employee"), and ESC Medical Systems Ltd., an Israeli company with offices located at Yokneam, Israel ("ESC" or the "Company").

                            W I T N E S S E T H:
                            -------------------

            WHEREAS, ESC is in the business of developing, manufacturing and marketing medical instruments (the "Business"); and

            WHEREAS, ESC desires to employ Employee as the President and Chief Executive Officer, responsible for the operation of the Company.

            NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1.  Employment.
    ----------

            With effect from the Effective Date (as defined in Section 3), ESC employs Employee and Employee accepts employment with ESC upon the terms and conditions set forth herein.

2.  Duties.
    ------

            2.1. ESC hereby engages Employee to serve as its President and Chief Executive Officer, during the term hereof, he shall be the most senior corporate officer of the Company responsible for the daily management and operation of the Company.

            2.2. Employee shall devote his full business time and attention to the Business of the Company and shall perform his duties diligently and promptly for the benefit of ESC. During his employment thereunder, Employee shall not undertake or accept any other paid or unpaid employment or occupation or engage in or be associated with, directly or indirectly, any other business, duties or pursuits except with the prior written consent of the Board of Directors.

            2.3. Employee shall report regularly to the Board of Directors of the Company.

3.  Term.
    ----

            3.1. Employee's employment under this Agreement shall commence on October 1, 1996 (the "Effective Date") and shall end on the earliest of
(i) the death or disability (as defined herein) of Employee; (ii) the termination of Employee's employment by ESC for cause (as defined herein) after providing thirty (30) days advance notice (as defined herein); or
(iii) three (3) years from December 31, 1996. The term will extend for additional one-year periods at December 31 of each year commencing on December 31, 1997 unless either party delivers a notice of intention not to renew no later than October 1 of any year.

            3.2. Either party may terminate this agreement without cause, as hereinafter defined, by six months prior written notice, during which period Employee shall continue his services unless otherwise instructed by the Board. In the event of a change in control of the Company, which for purposes of this provision shall mean an acquisition of all or substantially all of the assets of the Company or 25% or more of the shares of the Company by a person or Group as defined by Regulation 13D of the U.S. Securities & Exchange Act of 1934, the Company may not exercise this termination provision. In such event, Employee will be employed by the Company for a minimum period of two years following a termination notice to Employee by Company. All the terms and conditions will apply during this two-year period.

            3.3. For the purpose of this paragraph 3, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months. Disability shall occur upon the end of such two-month period.

            3.4. For the purpose of this paragraph 3, "cause" shall exist if Employee (i) breaches any of the material terms of conditions hereof including, without limitation, the material terms of paragraphs 11 or 12;
(ii) substantially fails to perform the Employee's areas of responsibility set forth herein; (iii) engages in willful misconduct or acts in bad faith with respect to ESC, in connection with and related to the employment hereunder, (iv) is convicted of a felony or is held liable by a court of competent jurisdiction for common law fraud against ESC; or (v) fails to comply with the instructions of the Company's Board of Directors in a manner materially detrimental to the Company, provided that, with respect to clauses (i), (ii) and (v), if Employee has cured any such condition
(that is reasonably susceptible to cure) within 30 days fo the advance notice (as defined herein) then "cause" shall be deemed not to exist. For purposes of this paragraph 3, "advance notice" shall constitute a written notice delivered to Employee that sets forth with particularity the facts and circumstance relied upon by ESC as the basis for cause.

            3.5. During the period following notice of termination by any party for any reason, the Employee shall cooperate with ESC and use his best efforts to assist the integration into the ESC organization of the person or persons who will assume the Employee's responsibilities.

4.  Compensation.
    ------------

            4.1. During the term hereof, and subject to the performance of the services required to be performed hereunder by Employee, ESC shall pay to Employee for all services rendered by Employee under this Agreement a salary, payable not less often than monthly and in accordance with ESC's normal and reasonable payroll practices, in a monthly gross amount of $20,833 inclusive of amounts payable by the Company for the social benefits set forth in paragraphs 4.5, 4.6 and 4.7 (other than specified Company contributions), the provision of an automobile as set forth in paragraph 7, and life insurance as set forth in paragraph 8 (the "Gross Salary") and life insurance as set forth in paragraph 8.

            4.2. Translations to Israeli currency shall be calculated on the basis of the last representative rate of exchange published by the Bank of Israel at the date immediately prior to payment. The linkage of the Employee's compensation to the U.S. Dollar shall be in lieu of Tosefet Yoker, Tosefet Shehika and all other similar wage increases required to be paid under Israel law.

            4.3. The Employee shall receive the Gross Salary payable in respect to periods of the Employee's military reserve duty. The Company shall be entitled to receive and to retain any amounts payable by the National Insurance Institute or any other agency or entity in respect of such periods.

            4.4. The Board shall undertake an evaluation of the Employee's performance from time to time and may increase the Gross Salary or grant a performance bonus if it should determine in its sole and absolute discretion that such increase or bonus is justifiable and appropriate.

            4.5. The Company and the Employee will obtain and maintain Managers Insurance (Bituach Menhalim) for the exclusive benefit of the Employee in the customary form. The Company shall contribute an amount equal to thirteen and one-third percent (13-1/3%) of the difference between each monthly Gross Salary payment and any amounts contributable by the Company under paragraphs 4.5, 4.6, 4.7 and 7, and the Employee shall contribute five percent (5%) of the difference between each monthly Gross Salary payment and any amounts contributable by the Company under paragraphs 4.5, 4.6, 4.7 and 7, toward the premiums payable in respect of such insurance. It is hereby agreed that, should the Employee be or become entitled to severance pay under applicable law, his benefits under the said insurance shall be in lieu thereof and in full and final substitution therefor.

            4.6. The Company and the Employee shall open and maintain a Keren Hishtalmut Fund. The Company shall contribute to such Fund an amount equal to seven and one-half percent (7-1/2%) of the difference between each monthly Gross Salary payment and any amounts contributable by the Company under paragraphs 4.5, 4.6, 4.7 and 7, and the Employee shall contribute to such Fund an amount equal to two and one- half percent (2-1/2%) of the difference between each monthly Gross Salary payment and any amounts contributable by the Company under paragraphs 4.5, 4.6, 4.7 and 7. Any amount paid in excess of the maximum allowed by regulation shall be taxable to the Employee. The Employee hereby instructs the Company to transfer to such Fund the amount of the Employee's and the Company's contribution from each monthly Gross Salary payment.

            4.7. The Company shall obtain Disability Insurance (Ovdan Kosher Avoda) for the exclusive benefit of the Employee and shall contribute therefor an amount equal to two and one-half percent (2-1/2%) of the difference between each monthly Gross Salary Payment and any amounts contributable by the Company under paragraphs 4.5, 4.6, 4.7 and 7.

5.  Expenses.
    --------

            Employee is authorized to incur reasonable expenses for promoting the Business of ESC, including expenses for entertainment, travel, lodging and similar items, commensurate with his status with the Company. ESC will reimburse Employee promptly for all such expenses upon presentation by Employee, from time to time, of an itemized account of expenditures. Per diem allowances and petty cash advances shall be in accordance with ESC's standard policy.

6.  Vacation.
    --------

            Employee shall be entitled to three (3) weeks of paid vacation during each year that this Agreement is in effect, to be taken at times subject to the reasonable approval of ESC. Vacation time shall not be accumulated but Employee shall be paid for any unused vacation remaining at the end of the year in which vacation time is accrued.

7.  Automobile.
    ----------

            ESC will make a 2000cc automobile available to Employee and shall pay all reasonable and necessary expenses thereof for proper maintenance and use, including insurance costs. The automobile shall be owned or leased by ESC. All costs attributable to such automobile shall be included for calculating the Gross Salary, thereby the Gross Salary shall not be increased to represent car value.

8.  Insurance.
    ---------

            ESC shall maintain a life insurance policy for the benefit of Employee's family in the amount of twice the annual Gross Salary.

9.  Bonus.
    -----

            In addition to the compensation set forth above, Employee shall be awarded an annual bonus of up to 60% of the annual Gross Salary payment if the Company meets annual goals set forth in Schedule 9 attached hereto for the initial 15- month of this Agreement and thereafter as set by the Company's Board of Directors.

10.  Options.
     -------

Employee shall be granted options to purchase Ordinary Shares of the Company in the amount of 57,510 shares at a price of $27 per share which is equal to 100% of the fair market value at the date of this Agreement for the first 15-month period of this Agreement ending on December 31, 1997, and 57,510 shares for each year during the term of this Agreement at an exercise price equaling the average closing price for the previous September trading. The options shall be vested equally over a four-year period.

11.  Secrecy and Nondisclosure.
     -------------------------

            The Employee shall treat as secret and confidential all of the processes, methods, formulas, procedures, techniques, software, designs, data, drawings and other information which are not of public knowledge or record pertaining to ESC's Business (existing, potential and future), including without limitation, all business information relating to customers and suppliers and products of which the Employee becomes aware during and as a result of his employment or association with ESC, and Employee shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after the term of this Agreement, any such processes, methods, formulas, procedures, techniques, software, designs, data, drawings and other information pertaining to ESC's existing or future Business or products. The Employee may disclose or use such information, if at all, only with the prior express written consent of ESC.

12.  Non-Competition.
     ---------------

            12.1. Employee agrees that during the term of this Agreement and for a period of two (2) years after he ceases to be employed by ESC he will not, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Employee holds less than 5% of the outstanding shares) interest himself in or engage in any business or enterprise, anywhere in the world, that directly or indirectly competes with the Business of ESC, that exists now or in the future during the term of this Agreement or is proposed in writing by ESC prior to the time of termination or is based on similar technology to that of ESC, provided that any such written proposal is provided to Employee within 30 days of the date of termination.

            12.2. Employee agrees that during a period of one year from termination of this Agreement he shall not employ directly or indirectly any individual then employed by the Company.

            12.3. Employee acknowledges that the restricted period of time and geographical area specified under paragraph 12.1 hereof are reasonable, in view of the nature of the business in which ESC is engaged and Employee's knowledge of ESC's Business and products.

            12.4. Notwithstanding anything contained in paragraph 12.2 to the contrary, if the period of time or the geographical area specified under paragraph 12.1 hereof should be determined to be unreasonable in any judicial proceeding, then the period of time and area of the restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable by such judicial proceeding.

13.  Development Rights.
     ------------------

            The Employee agrees and declares that all proprietary information including but not limited to trade secrets and know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment or association with ESC shall be the sole property of ESC and the Employee shall execute all documents necessary to assign any patents to ESC and otherwise transfer such proprietary rights to ESC.

14.  Employee Representations.
     ------------------------

            The Employee represents and warrants to ESC that the execution and delivery of this Agreement and the fulfillment of the terms hereof, (i) will not constitute a default under or breach of any agreement or other instrument to which he is a party or by which he is bound, including without limitation, any confidentiality or non-competition agreement, (ii) do not require the consent of any person or entity, and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

15.  Benefit.
     -------

            Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon ESC, its successors and assigns, including, without limitation, any subsidiary or affiliated entity and shall inure to the benefit of, and be binding upon, Employee, his heirs, executors, administrator and legal representatives.

            Notwithstanding the foregoing, the obligations of Employee hereunder shall not be assignable or delegable.

16.  Entire Agreement.
     ----------------

            This Agreement constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

17.  Notices.
     -------

            All notices, requests and other communications to any party hereunder shall be given or made in writing and telecopied, mailed (by registered or certified mail) or delivered by hand to the respective party at the address set forth in the caption of this Agreement or to such other address (or telecopier number) as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified herein and the appropriate answer back is received or (ii) if given by any other means, when delivered at the address specified herein.

18.  Applicable Law.
     --------------

            This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Israel without given effect to principles of conflicts of law and courts of Israel, District of Tel Aviv, shall have exclusive jurisdiction over the parties hereto and subject matter hereof.


            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first appearing above.

ESC MEDICAL SYSTEMS LTD.


By: _____________________________         _____________________________
       Title:                             SHIMON ECKHOUSE